THIS CERTIFICATE MAY BE PRESENTED                           COMMON STOCK
FOR TRANSFER IN JERSEY CITY N.J.
OR NEW YORK, N.Y.


INCORPORATED UNDER THE LAWS                                 CUSIP
OF THE STATE OF DELAWARE


This Certifies That







is the owner of



          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF


                         .herein called the corporation transferable upon the
books of the corporation by the holder hereof in-person or by dully authorize attorney-upon surrender of the certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the corporation and the signatures of its duly authorized officers.

Dated


                                                                        CHAIRMAN

COUNTERSIGNED AND REGISTERED
CONFIDENTIAL STOCK TRANSFER & TRUST COMPANY
[JERSEY CITY, N.J]           TRANSFER AGENT
                              AND REGISTRAR

                                      SEAL

AUTHORIZED SIGNATURE                                                   SECRETARY